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                                                                    EXHIBIT 15.1


                          ACCOUNTANTS' AWARENESS LETTER


November 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 7, 2003, on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and subsidiaries (the "Company") as of September 30, 2003, and for the three and nine month periods ended September 30, 2003 and 2002, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003, is incorporated by reference in (i) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878 and 333-105015) of
GlobalSantaFe Corporation, (ii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation, (iii) the Registration Statement on Form S-4 (Registration No. 333-105139) of GlobalSantaFe Corporation and (iv) the Registration Statement on Form S-3 (Registration No. 333-108643) of GlobalSantaFe Corporation.

Very truly yours,


/s/ PricewaterhouseCoopers LLP